EXHIBIT 99.1

EAGLE FINANCIAL SERVICES, INC.

COMPLETES $30.0 MILLION SUBORDINATED NOTES OFFERING

Contact:

Kathleen J. Chappell

Executive Vice President and Chief Financial Officer

(540) 955-2510

kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (March 31, 2022) – Eagle Financial Services, Inc. (the “Company”) (OTCQX: EFSI), the holding company for Bank of Clarke County (the “Bank”), announced today the completion of a private placement offering of 4.50% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”), in the aggregate principal amount of $30.0 million, to certain qualified institutional buyers and accredited institutional investors.  The Company intends to use the net issuance proceeds for general corporate purposes, including a capital contribution to the Bank to support its continued organic growth.  The Notes are intended to qualify as Tier 2 capital for the Company for regulatory capital purposes.

The Notes mature on April 1, 2032, unless redeemed earlier.  The Notes initially bear interest, payable semi-annually in arrears, at a fixed rate of 4.50% per annum until April 1, 2027.  Beginning April 1, 2027, and until maturity or redemption, the interest rate applicable to the outstanding principal amount of the Notes due will reset quarterly to an interest rate per annum equal to the then current three-month secured overnight financing rate (SOFR) plus 235 basis points, payable quarterly in arrears. The Company has the option to redeem the Notes, at par and in whole or in part, on any scheduled interest payment date beginning on April 1, 2027.

Luse Gorman, PC served as legal counsel to the Company.  Piper Sandler & Co. served as placement agent.  Kilpatrick Townsend & Stockton LLP served as legal counsel to Piper Sandler & Co.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of such jurisdiction. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Eagle Financial Services, Inc., and Bank of Clarke County

The Bank of Clarke County offers a broad range of commercial banking, retail banking and trust and investment services through 12 bank branches, two loan production offices, one wealth management office and one drive-through only facility located throughout Clarke, Frederick, Fauquier and Fairfax Counties, as well as the City of Winchester, Towns of Purcellville and Leesburg and Ashburn, VA. One of the Bank’s loan production offices is located in Frederick, Maryland. The Company’s common stock trades on the OTC Markets Group’s OTCQX Market under the symbol EFSI.

Statement About Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions; the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers; changes in market interest rates; deposit flows; demand for loans; real estate values and competition; competitive products and pricing; the ability of the Company’s customers to make scheduled loan payments; loan delinquency rates and trends; the Company’s ability to manage the risks involved in its business; the Company’s ability to control costs and expenses; inflation, market and monetary fluctuations; changes in federal and state legislation and regulation applicable to the Company’s business; actions by the Company’s competitors; and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.